Exhibit 10.28

STANTON ASSOCIATES
3682 Berry Drive
Studio City, CA 91604

phone:	(818) 752-6500
fax:	(650) 227-2294
lstanton@stantonassoc.com

March 12,2005

Mr. Eric Schiffer
Chief Executive Officer
99¢ Only Stores
4000 Union Pacific Avenue
City of Commerce, CA 90023
Dear Mr. Schiffer;
This letter summarizes the Stanton Associates ("SA") proposal to provide professional services to 99¢ Only Stores ("99 Only"). This letter shall serve as the Agreement and Contract for such services. It supercedes all prior agreements there may be between us, whether written or oral, and to the extent it is in conflict with any other document the language in this letter shall prevail.

Engagement Schedule, Staffing, and Fees

Mr. Jeff Kniffin, engagement partner, assumes the role of interim Chief Financial Officer on a temporary consulting basis. Mr. Lewis Stanton (senior partner) will be SA's reviewing partner on this engagement.

The start date is to be Monday, March 14, 2005.

Fees

 Our fees are based on the hourly rates of the individuals assigned to the engagement unless we have agreed on a retained relationship for one or more of our professionals. You have asked us to quote fee amounts based on a monthly retained relationship for Mr. Kniffin. In computing the applicable retainer amounts we have assumed a work week for Mr. Kniffin of 50 to 55 hours. Mr. Stanton's involvement will be at the discretion of SA without additional billing to 99 Only except where it is agreed with 99 Only that Mr. Stanton's involvement is merited, in which case the billing rate for Stanton shall be $275 per hour. We are also assuming that SA is not providing additional partners or associates to this engagement. If these assumptions become materially incorrect we have discussed and agreed that we will either reduce our fees to reflect the lesser hours incurred, or further discuss with you an increase to the fees to reflect the additional hours incurred, as applicable.

In accordance with the foregoing we are able to provide the following retained amount for SA professional services: per month $50,000.

We expect the reality to be that we will consistently work more hours than is assumed in these estimates but we will not discuss with you the need for additional billings unless the increment becomes material.

We require an engagement initiation fee (retainer) of 50% of the cash component of the first month's billing (based on the monthly retained fee quote), i.e. $25,000, to be paid within 3 business days of the commencement of the engagement. This fee will be credited to you on your final invoice. We bill semi-monthly and our terms are 10 days.

We are excited about the opportunity to work with you on this engagement. We look forward to making substantial contributions to your finance, accounting, and other departments.

Sincerely,

Stanton Associates

/s/ L. H. Stanton

Lewis H. Stanton
President and Senior Partner

Attachment

I HAVE READ AND UNDERSTAND THE I FOREGOING, AND THE TERMS AND CONDITIONS SET FORTH IN THE ATTACHMENT, AND AGREE TO THEM.

By:	/s/ Eric Schiffer	3/12/05
	Eric Schiffer, CEO, 99¢ Only Stores	date
Address:	4000 Union Pacific Avenue
City of Commerce, CA 90023
Telephone:	(323) 980-8145
Fax:	(323) 307-9612

ATTACHMENT to letter dated March 12, 2005 to 99¢ Only Stores

TERMS AND CONDITIONS

1. Amounts not paid within 30 days of the invoice date may be subject to interest charged at the rate of 2% per month.

2. We charge for reasonable administrative travel, and out-of pocket expenses as incurred. We expect expenses for this project (also referred to as "engagement") to be minimal (and we will attempt to keep such expenses as low as reasonably practicable) and to be for such things as travel expenses, meals when out-of-town, document production, long distance telephone calls, messenger and other delivery fees, tax fees, postage, mileage for "non-commute" driving (at the current IRS standard mileage rate), parking and other local travel expenses, photocopying and other reproduction costs, clerical staff overtime, word processing charges, charges for computer time and other similar items. All such costs and expenses will be charged at our cost, 99 Only may, at its discretion, provide SA with administrative and operational support resources such as long distance telephones, faxes, postage, etc,

3. You agree to pay transportation, meals, lodging and all other related costs of out-of-town travel by our personnel. 99 Only agrees to pay for SA consultants' driving, incurred in the performance of 99 Only business, in excess of a regular commute (a regular commute is defined as twenty miles in each direction), To the extent practicable, at their discretion, SA consultants will attempt to carpool. Other travel expenses, outside of the aforementioned, may be incurred and reimbursed if agreeable to both 99 Only and SA.

4. By engaging us to perform the work described above, you acknowledge that the payment to us provided for above is reasonable under the circumstances.

5. This Agreement will not take effect, and we will have no obligation to provide services, until we receive from you a signed copy of this Agreement.

6. You are hiring us as consultants for the above described work. We will take reasonable steps to keep you informed of progress and to respond to your inquiries. We are not required to perform any work other than that as described above unless a modification to the above described work is agreed to in writing by both parties. If any such changes are made and cause an increase or decrease in the time required for performance of any part of the services, the estimated fees will be revised to reflect the agreed changes.

7. You hereby authorize us to apply the retainer balance to our periodic invoices without notice to you of our intention to do so. Should you have any question concerning the appropriateness of any fee or charge, you agree to notify as within 30 days of the date of the statement on which such fee or charge is listed. You agree that failure to so notify us will signify your Agreement that the fees and charges listed in the statement are appropriate.

8. You may terminate our services early by providing 30 calendar days' advance written notice and by paying all professional fees and expenses actually incurred for services rendered through the effective date of the termination. In the event that 30 calendar days' advance notice is not provided, you are obligated to pay a ''termination transition fee." This fee is based on SA's losses and expenses related to reassignment of consultants and to business opportunities SA did not pursue while consultants were dedicated to your project. The "termination transition fee" is 50% of the monthly retainer fee. The "termination transition fee" is only payable if, and to the extent, 30 calendar days' advance notice is not provided, and it may be waived by SA in its sole discretion pursuant to an orderly wind down of the project.

9. Each party acknowledges and agrees that any and all information of whatever kind or nature relating to this Agreement, or which each party acquires in connection with or as a result of this Agreement, or which each party receives or becomes aware of during the term of this Agreement, concerning the other party and its clients, is confidential and proprietary ("Proprietary Information"). Proprietary Information does not include any information that is in the public domain, or is obtained from public sources through no breach of this Agreement, or information learned by the acquiring party from a third party who to the acquiring party's knowledge after due inquiry does not possess such information unlawfully. The acquiring part will use Proprietary Information only for the purposes of this Agreement, and will not duplicate it or use it at any time to provide, perform or furnish any services or to invent, create, modify, adapt or manufacture any products that would compete with the other party or, in your case, will not be used instead of SA's services or products. The acquiring party will limit access to Proprietary Information to only those of its employees who have need for such access to perform this Agreement and will not disclose it to a third party unless disclosure is approved in advance in writing by the disclosing party.

You acknowledge and agree that SA shall be the sole owner of all intellectual property provided to you, including all trade secret information, or proprietary business models including, without limitation, any trademarks, logos, business processes, and software of SA, whether now existing or hereafter arising. You further agree that you do not have, nor in the future claim to have, any rights or interests of any nature whatsoever in such Intellectual Property.

SA acknowledges and agrees that 99 Only shall be the sole owner of all intellectual property provided to SA, including all trade secret information, or proprietary business models including, without limitation, any trademarks, logos, business processes, and software of 99 Only, whether now existing or hereafter arising. SA further agrees that we do not have, nor in the future claim to have, any rights or interests of any nature whatsoever in such Intellectual Property.

10. We may withdraw our services by providing 30 calendar days advance written notice, or earlier with your consent, or for good cause. Good cause includes your breach of this Agreement or your failure to pay any bills when due. When our services conclude, all unpaid charges will immediately become due and payable.

11. Whether our relationship with you is for project consulting or for on-site full-time or part-time interim management, it is our policy to provide our consultants including the Partners of SA (collectively ''consultants") to you on a temporary basis only. There is no Agreement, either expressed or implied, that such consultants are to become employees of your company either before or after our engagement by you. They will remain our consultants, subject to our control and supervision.

It is acknowledged that the economic loss to SA arising from an SA consultant leaving SA to become an employee of your company is significant but impossible to determine. Accordingly, if any of our consultants terminates their relationship with us to be employed by you, you agree to pay to us, prior to the Commencement of his or her employment with you, so long as that employment occurs within twelve months of the their last day working on your client engagement, and without the necessity of further notice or a demand for payment from us, 30% of their first year total compensation, to include both cash and non-cash compensation, of such employee. This requirement applies whether that consultant was engaged in project consulting or interim management activities, and is recognized as fair on the basis it is the probable fee which would have been required to be paid to an executive search firm to recruit a qualified person for that position.

12. Unless damages arising from work performed by SA are a direct result of the gross negligence of SA, then it is agreed that any damages to you or any of your parent, subsidiaries, or related companies, or any of your employees, or agents shall be limited to the actual amount of fees paid to SA for the engagement. In no event shall SA be liable for consequential damages.

13. In the event of any dispute between us as to any issue arising out of our relationship, whether relating to fees, costs, the quality of our work or any claims for damages by either of us, the matter shall be arbitrated according to the rules of either J.A.M.S./Endispute or the American Arbitration Association, as the party petitioning for arbitration may elect to use. The decision of the arbitrator shall be final and binding. The binding arbitration referred to in this paragraph is supplemental to the right of the client. to first engage in nonbinding mediation. The parties agree that the laws of the State of California shall govern.

14. Subject to any limitations set by statute, all reasonable fees and expense incurred by the prevailing party in any arbitration under, including those incurred in negotiating, compelling arbitration, confirming the award, and collection of judgment, shall be added as costs to the arbitrator's award. "Costs" include expenses not otherwise recoverable by a prevailing Party under Code of Civil Procedure section 1033.5 so long as they are actually incurred and reasonably necessary.

15. Any notice to be given hereunder shall be delivered personally or by deposit in the United Stales mail, postage prepaid, certified or registered, and addressed to the party receiving notice at the address set forth below their respective signatures. Notice shall be deemed given on delivery or forty-eight (48) hours after mailing as provided herein.

16. Neither party shall be responsible for delays or failures in performance resulting from acts beyond the reasonable control and without the fault or negligence of such Party and/or its subcontractors. Such acts shall include but not be limited to acts of God, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes, floods or other natural disasters (the "Force Majeure Event"). Delays in delivery or in meeting completion dates due to Force Majeure Events shall automatically extend such dates (and the term of this Agreement, if appropriate) for a period equal to the duration of such events, provided that the party whose performance has been impaired on account of a Force Majeure Event has given immediate written notice to the other Party of the occurrence and estimated impact of such Force Majeure Event. If a Force Majeure Event should last more than sixty (60) days, the party whose performance has not been impaired on account of the Force Majeure Event may, at its option, elect to terminate this Agreement without further liability to either Party.

STANTON ASSOCIATES
3682 Berry Drive
Studio City, CA 91604

phone:	(818) 752-6500
fax:	(650) 227-2294
lstanton@stantonassoc.com

July 6, 2005

Mr. Eric Schiffer
Chief Executive Officer
99¢ Only Stores
4000 Union Pacific Avenue
City of Commerce, CA 90023

Dear Mr. Schiffer:

This letter summarizes the Stanton Associates ("SA") proposal to provide additional professional services to 99¢ Only Stores ("99 Only"). This letter forms an Addendum to our Agreement of March 12, 2005, for such professional services.

Engagement Schedule and Fees

SA shall provide an additional financial consultant, specifically Mr. Ken Croft, to provide financial and accounting assistance to 99 Only.

The start date for Mr. Croft is to be Wednesday, July 6, 2005.

Fees

The agreed hourly rate for Mr. Croft is $130 (One Hundred and Thirty dollars), with a guaranteed minimum of 40 hours a week. Fees will be billable twice a month for the periods of the 1st to the 15th, and the 16th to the end of the month, based on the actual hours worked each period. Fees are due as per the engagement letter of March 12, 2005.

SA requires an initial deposit of two weeks of fees for Mr. Croft, or $10,400 (Ten Thousand and four Hundred Dollars), upon commencement of Mr. Croft's engagement, such deposit to be applied to the final invoice(s) for his services.

Terms

The terms and conditions of the Attachment to our engagement letter of March 12, 2005 shall also apply to this Addendum for Mr. Croft's services. In addition, you agree not to engage or contract directly Mr. Croft for any consulting services for a period of one year after he completes any and all work on the 99 Only engagement via SA under this Agreement. You also agree to keep all terms and conditions of this Agreement strictly confidential.

We are please to be of further service to you.

Sincerely,

Stanton Associates

/s/ L.H. Stanton

Lewis H. Stanton
President and Senior Partner

I HAVE READ AND UNDERSTAND THE FOREGOING, AND AGREE.

By:	/s/ Eric Schiffer	7/6/05
	Eric Schiffer, CEO, 99¢ Only Stores	date
Address:	4000 Union Pacific Avenue
City of Commerce, CA 90023
Telephone:	(323) 980-8145
Fax:	(323) 307-9612

STANTON ASSOCIATES
3682 Berry Drive
Studio City, CA 91604

phone:	(818) 752-6500
fax:	(650) 227-2294
lstanton@stantonassoc.com

March 28, 2005

Mr. Eric Schiffer
Chief Executive Officer
99¢ Only Stores
4000 Union Pacific Avenue
City of Commerce, CA 90023

Dear Mr. Schiffer:

This letter summarizes the Stanton Associates ("SA") proposal to provide additional professional services to 99¢ Only Stores ("99 Only"). This letter forms an Addendum to our Agreement of March 12, 2005, for such professional services.

Engagement Schedule and Fees

SA shall provide an additional financial consultant, specifically Mr. Juan Salcedo, to provide financial and accounting assistance to 99 Only

The start date for Mr. Salcedo is to be Tuesday April 5, 2005.

Fees

The agreed hourly rate for Mr. Salcedo's is $120 (One Hundred and Twenty dollars), with a guaranteed minimum of 40 hours a week. If work is required of Mr. Salcedo beyond this amount per week we will obtain your approval prior to performing such work. The minimum period of the engagement for Mr. Salcedo shall be three months commencing April 5, 2005.

Fees will be billable twice a month for the periods of the 1st to the 15th, and the 16th to the end of the month, based on the actual hours worked each period. Fees are due as per the engagement letter of March 12, 2005.

SA requires an initial deposit of two weeks of fees for Mr. Salcedo, or $9,600 (Nine thousand six hundred dollars), upon commencement of Mr. Salcedo's engagement, such deposit to be applied to the final invoice(s) for his services.

Terms

The terms and conditions of the Attachment to our engagement letter of March 12, 2005 shall also apply to this Addendum for Mr. Salcedo's services, except that the second paragraph of item 11 thereof shall not apply in respect to Mr. Salcedo's services.

We are please to be of further service to you.

Sincerely,

Stanton Associates

/s/ L.H. Stanton

Lewis H. Stanton
President and Senior Partner

I HAVE READ AND UNDERSTAND THE FOREGOING, AND AGREE.

By:	/s/ Eric Schiffer	3/31/05
	Eric Schiffer, CEO, 99¢ Only Stores	date
Address:	4000 Union Pacific Avenue
City of Commerce, CA 90023
Telephone:	(323) 980-8145
Fax:	(323) 307-9612

STANTON ASSOCIATES
3682 Berry Drive
Studio City, CA 91604

phone:	(818) 752-6500
fax:	(650) 227-2294
lstanton@stantonassoc.com

May 3, 2005

Mr. Eric Schiffer
Chief Executive Officer
99¢ Only Stores
4000 Union Pacific Avenue
City of Commerce, CA 90023

Dear Mr. Schiffer:

This letter summarizes the Stanton Associates ("SA") proposal to provide additional professional services to 99¢ Only Stores ("99 Only"). This letter forms an Addendum to our Agreement of March 12, 2005, for such professional services.

Engagement Schedule and Fees

SA shall provide an additional financial consultant, specifically Mr. Craig Bothwell, to provide financial and accounting assistance to 99 Only.

The start date for Mr. Bothwell is to be Wednesday May 4, 2005.

Fees

The agreed hourly rate for Mr. Bothwell is $135 (One Hundred and thirty five dollars), with a guaranteed minimum of 40 hours a week. The minimum period of the engagement for Mr. Bothwell shall be three months commencing May 4, 2005.

Fees will be billable twice a month for the periods of the 1st to the 15th, and the 16th to the end of the month, based on the actual hours worked each period. Fees are due as per the engagement letter of March 12, 2005.

SA requires an initial deposit of one week of fees for Mr. Bothwell, or $5,400 (Five thousand four hundred dollars), upon commencement of Mr. Bothwell's engagement, such deposit to be applied to the final invoice(s) for his services.

Terms

The terms and conditions of the Attachment to our engagement letter of March 12, 2005 shall also apply to this Addendum for Mr. Bothwell's services, except that the second paragraph of item 11 thereof shall not apply in respect to Mr. Bothwell's services. In addition, you agree not to engage or contract directly Mr. Bothwell for any consulting services for a period of one year after he completes any and all work on the 99 Only engagement via SA under this Agreement without the express written consent of SA. You also agree to keep all terms and conditions of this Agreement strictly confidential.

We are please to be of further service to you.

Sincerely,

Stanton Associates

/s/ L.H. Stanton

Lewis H. Stanton
President and Senior Partner

I HAVE READ AND UNDERSTAND THE FOREGOING, AND AGREE.

By:	/s/ Eric Schiffer	5/5/05
	Eric Schiffer, CEO, 99¢ Only Stores	date
Address:	4000 Union Pacific Avenue
City of Commerce, CA 90023
Telephone:	(323) 980-8145
Fax:	(323) 307-9612

STANTON ASSOCIATES
3682 Berry Drive
Studio City, CA 91604

phone:	(818) 752-6500
fax:	(650) 227-2294
lstanton@stantonassoc.com

April 22, 2005

Mr. Eric Schiffer
Chief Executive Officer
99¢ Only Stores
4000 Union Pacific Avenue
City of Commerce, CA 90023

Dear Mr. Schiffer:

This letter summarizes the Stanton Associates ("SA") proposal to provide additional professional services to 99¢ Only Stores ("99 Only"). This letter Forms an Addendum to our Agreement of March 12, 2005, for such professional services.

Engagement Schedule and Fees

SA shall provide an additional financial consultant, specifically Mr. Wayne Karro, to provide financial and accounting assistance to 99 Only.

The start date for Mr. Karro is to be Monday May 2, 2005.

Fees

The agreed hourly rate for Mr. Karro is $140 (One Hundred and Forty dollars), with a guaranteed minimum of 32 hours a week. If work is required of Mr. Karro beyond this amount per week we will obtain your approval prior to performing such work. The minimum period of the engagement for Mr. Karro shall be two months commencing May 2, 2005.

Fees will be billable twice a month for the periods of the 1st to the 15th, and the 16th to the end of the month, based on the actual hours worked each period. Fees are due as per the engagement letter of March 12, 2005.

SA requires an initial deposit of two weeks of fees for Mr. Karro, or $4,480.00 (Four thousand, four hundred and Eighty Dollars), upon commencement of Mr. Karro's engagement, such deposit to be applied to the final invoice(s) for his services.

Terms

The terms and conditions of the Attachment to our engagement letter of March 12, 2005 shall also apply to this Addendum for Mr. Karro's services, except that the second paragraph of item 11 thereof shall not apply in respect to Mr. Karro's services. In addition, you agree not to engage or contract directly Mr. Karro for any consulting services for a period of one year after he completes any and all work on the 99 Only engagement via SA under this Agreement. You also agree to keep all terms and conditions of this Agreement strictly confidential.

We are please to be of further service to you.

Sincerely,

Stanton Associates

/s/ L.H. Stanton

Lewis H. Stanton
President and Senior Partner

I HAVE READ AND UNDERSTAND THE FOREGOING, AND AGREE.

By:	/s/ Eric Schiffer	5/5/05
	Eric Schiffer, CEO, 99¢ Only Stores	date
Address:	4000 Union Pacific Avenue
City of Commerce, CA 90023
Telephone:	(323) 980-8145
Fax:	(323) 307-9612

STANTON ASSOCIATES
3682 Berry Drive
Studio City, CA 91604

phone:	(818) 752-6500
fax:	(650) 227-2294
lstanton@stantonassoc.com

August 1, 2005

Mr. Eric Schiffer
Chief Executive Officer
99¢ Only Stores
4000 Union Pacific Avenue
City of Commerce, CA 90023

Dear Mr. Schiffer:

This letter summarizes the Stanton Associates ("SA") proposal to provide additional professional services to 99¢ Only Stores ("99 Only"). This letter Forms an Addendum to our Agreement of March 12, 2005, for such professional services.

Engagement Schedule and Fees

SA shall provide an additional financial consultant, specifically Mr. Herb Chick, to provide financial and accounting assistance to 99 Only.

The start date for Mr. Chick is to be Monday August 1, 2005.

Fees

The agreed hourly rate for Mr. Chick is $140 (One Hundred and Forty dollars), with a guaranteed minimum of 25 hours a week. Fees will be billable twice a month for the periods of the 1st to the 15th, and the 16th to the end of the month, based on the actual hours worked each period. Fees are due as per the engagement letter of March 12, 2005.

SA requires an initial deposit of two weeks of fees for Mr. Chick, or $7,000 (Seven Thousand Dollars), upon commencement of Mr. Chick's engagement, such deposit to be applied to the final invoice(s) for his services.

Terms

The terms and conditions of the Attachment to our engagement letter of March 12, 2005 shall also apply to this Addendum for Mr. Chick's services. In addition, you agree not to engage or contract directly Mr. Chick for any consulting services of any type for a period of one year after he completes any and all work on the 99 Only engagement via SA under this Agreement. You also agree to keep all terms and conditions of this Agreement strictly confidential.

We are please to be of further service to you.

Sincerely,

Stanton Associates

/s/ L.H. Stanton

Lewis H. Stanton
President and Senior Partner

I HAVE READ AND UNDERSTAND THE FOREGOING, AND AGREE.

By:	/s/ Eric Schiffer	8/1/05
	Eric Schiffer, CEO, 99¢ Only Stores	date
Address:	4000 Union Pacific Avenue
City of Commerce, CA 90023
Telephone:	(323) 980-8145
Fax:	(323) 307-9612